     NEWS RELEASE

Coeur Announces Fourth Quarter and Full-Year 2014 Production
and Provides 2015 Guidance

Chicago, Illinois - January 15, 2015 - Coeur Mining, Inc. (the "Company" or "Coeur") (NYSE:CDE) today announced fourth quarter production of 4.3 million ounces of silver and 64,534 ounces of gold, or 8.2 million silver-equivalent ounces.
Full-year 2014 production was 17.2 million silver ounces, in-line with Company guidance of 17.0 - 18.0 million ounces, and 249,384 gold ounces, above Company guidance of 229,000 - 244,000 ounces. Full-year silver-equivalent production totaled 32.2 million ounces, which was at the high-end of Company guidance of 30.7 - 32.7 million ounces.
In 2015, Coeur expects to produce 14.8 - 16.0 million ounces of silver and 284,000 - 313,000 ounces of gold, or 31.8 - 34.8 million silver-equivalent ounces, which represents up to an 8% increase over 2014 silver-equivalent production. Coeur's 2015 total silver and gold production guidance includes pro-rata production from the previously announced acquisition of the Wharf gold mine from Goldcorp, Inc. based on an assumed transaction closing date of March 31, 2015. Wharf is expected to produce 85,000 - 90,000 ounces of gold in 2015 based on guidance provided by Goldcorp on January 12, 2015.

Quarterly Production Results1

1. Silver equivalence calculated using a 60:1 silver to gold ratio.

2014 Production Results

(silver ounces in thousands)	Silver		Gold		Silver Equivalent[1]
	2014 Guidance	2014 Result	2014 Guidance	2014 Result	2014 Guidance	2014 Result
Palmarejo	6,700 - 7,000	6,558	84,000 - 90,000	86,673	11,740 - 12,400	11,758
San Bartolomé	5,700 - 6,000	5,852	—	—	5,700 - 6,000	5,852
Rochester	4,100 - 4,400	4,189	38,000 - 42,000	44,888	6,380 - 6,920	6,882
Endeavor	500 - 600	590	—	—	500 - 600	590
Kensington	—	—	107,000 - 112,000	117,823	6,420 - 6,720	7,069
Total	17,000 - 18,000	17,188	229,000 - 244,000	249,384	30,740 - 32,640	32,151

2015 Production Outlook

Coeur's 2015 total silver and gold production guidance is shown below and includes pro-rata production from the previously announced acquisition of the Wharf gold mine from Goldcorp based on an assumed transaction closing date of March 31, 2015. Wharf is expected to produce 85,000 - 90,000 ounces of gold in 2015 based on guidance provided by Goldcorp on January 12, 2015.

(silver ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,900 - 4,300	55,000 - 65,000	7,200 - 8,200
San Bartolomé	5,800 - 6,100	—	5,800 - 6,100
Rochester	4,700 - 5,000	55,000 - 65,000	8,000 - 8,900
Endeavor	400 - 600	—	400 - 600
Kensington	—	110,000 - 115,000	6,600 - 6,900
Wharf	—	64,000 - 68,000	3,840 - 4,080
Total	14,800 - 16,000	284,000 - 313,000	31,840 - 34,780

4Q 2014 Operational Results1

Fourth quarter operational highlights for each of the Company's mines are provided below.

Palmarejo, Mexico	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Underground Operations:
Tons mined	187,729	169,656	177,359	209,854	237,384
Average silver grade (oz/t)	4.49	4.92	6.15	5.95	6.00
Average gold grade (oz/t)	0.06	0.10	0.11	0.11	0.14
Surface Operations:
Tons mined	320,802	343,001	320,583	358,222	361,493
Average silver grade (oz/t)	2.90	3.09	3.72	3.50	3.49
Average gold grade (oz/t)	0.03	0.03	0.03	0.03	0.03
Processing:
Total tons milled	510,813	518,212	534,718	571,345	595,803
Average recovery rate – Ag	80.2%	82.7%	75.6%	73.3%	74.5%
Average recovery rate – Au	78.7%	86.9%	78.9%	78.0%	80.6%
Silver production ounces (000's)	1,444	1,533	1,761	1,820	1,994
Gold production ounces	15,237	22,514	23,706	25,216	35,486
Silver-equivalent production ounces (000's)	2,358	2,884	3,183	3,333	4,123

•	Underground mining from Guadalupe averaged more than 500 tons per day during December and is expected to reach 1,500 tons per day in the third quarter of 2015.

•	Guadalupe development ore grades caused a slight reduction in fourth quarter underground silver and gold grades and recovery rates.

•	Open-pit operations expected to end in first half of 2015.

•
Development of the decline to Independencia and, ultimately, Don Ese now underway; initial production expected by year-end assuming the close of the previously announced acquisition of Paramount Gold and Silver Corp., which is expected to occur in the second quarter of 2015.

Rochester, Nevada	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Tons placed	3,876,944	3,892,421	3,329,582	3,640,861	4,569,588
Average silver grade (oz/t)	0.60	0.51	0.58	0.59	0.57
Average gold grade (oz/t)	0.004	0.005	0.003	0.003	0.002
Silver production ounces (000's)	1,170	1,156	1,112	750	712
Gold production ounces	15,764	11,702	9,230	8,192	7,890
Silver-equivalent production ounces (000's)	2,116	1,858	1,666	1,242	1,185

•	Silver-equivalent production increased 14% compared to the third quarter at Rochester.

•	Full-year 2014 gold production of 44,888 ounces was above Company guidance of 38,000 - 42,000 ounces.

•	Silver and gold production expected to increase by double-digit percentages in 2015 compared to 2014.

Kensington, Alaska	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Tons milled	167,417	145,097	163,749	159,697	149,246
Average gold grade (oz/t)	0.21	0.23	0.18	0.17	0.26
Average recovery rate	94.2%	93.0%	94.5%	94.5%	96.0%
Gold production ounces	33,533	30,773	28,089	25,428	36,469

•	Kensington maintained strong throughput, grade, and recovery performance in the fourth quarter.

•	Full-year 2014 gold production of 117,823 ounces was above Company guidance of 107,000 - 112,000 ounces.

•	Coeur anticipates releasing a new mine plan at Kensington in early 2015, which is expected to reflect higher-grade, higher-margin production over the life of the mine.

San Bartolomé, Bolivia	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Tons milled	454,136	471,938	437,975	385,375	451,660
Average silver grade (oz/t)	3.77	3.70	3.86	3.88	3.79
Average recovery rate	88.0%	86.5%	87.5%	90.5%	87.6%
Silver production ounces (000's)	1,506	1,509	1,481	1,355	1,498

•	Fourth quarter production results were consistent with prior quarters.

•	Full-year 2015 production is expected to be similar to 2014 levels.

Endeavor, Australia	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Silver production ounces (000's)	191	141	111	147	115

•	Silver production received from the Company's silver stream from the Endeavor mine in Australia increased by 35% in the fourth quarter.
Financial Results and Conference Call
Coeur will report its full operational and financial results for the fourth quarter and full-year 2014 on February 18,
2015 after the New York Stock Exchange closes for trading. There will be a conference call on February 19, 2015 at 11:00 a.m. Eastern time.
Dial-In Numbers:  (877) 768-0708 (US and Canada)
                              (660) 422-4718 (International)

Conference ID:    716 78 103

The conference call and presentation will also be webcast on the Company’s website www.coeur.com.

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Vice President of Exploration, Joe Phillips, Senior Vice President and Chief Development Officer, and other members of management.

A replay of the call will be available through March 5, 2015.
      Replay numbers:    (855) 859-2056 (US and Canada)
                               (404) 537-3406 (International)

Conference ID:    716 78 103
About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer with four precious metals mines in the Americas employing nearly 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated 2015 production, grades, margins, mine plans, recovery rates, open-pit operations at Palmarejo, development efforts, the closing of the acquisition of the Wharf mine, the closing of the acquisition of Paramount and future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that regulatory approvals of the Wharf transaction are not obtained on the proposed terms and schedule, the risk that the Wharf transaction will not be consummated, the risk that anticipated production levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-

party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at sedar.com. Information regarding the historical estimates in respect of Wharf can be found in Goldcorp’s public disclosure documents filed on SEDAR.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com